Exhibit (h)(9)(iii)(a)


                                September 1, 2000

                                 Westcore Trust
                       370 Seventeenth Street, Suite 3100
                                Denver, CO 80202

First Trust Corporation
Diane Easter
717 Seventeenth Street, Suite 1700
Denver, CO 80202

Denver Investment Advisors LLC
1225 Seventeenth Street, 26th Floor
Denver, CO 80202

VIA: Federal Express

     Re: The Shareholder Services Agreement (the "Agreement") dated as of November 19, 1996 between First Trust Corporation, Denver Investment Advisors LLC and Westcore Trust.

Dear Sirs:

     By your signature below, please confirm that effective October 1, 2000 and November 1, 2000, respectively, the Agreement (including any attachments thereto listing the Funds covered by the Agreement) hereby is amended as follows:

     Effective October 1, 2000, Westcore Trust will no longer offer Westcore Intermediate-Term Bond Fund as an investment option through First Trust Corporation. Westcore Trust understands that assets currently in the program will remain, but additional purchases will not be allowed. Additionally, Westcore Long-Term Bond Fund will be renamed Westcore Flexible Income Fund to reflect certain changes in its investment objective and policies which are detailed in the encloses supplement dated July 28, 2000 to the prospectus dated October 1, 1999.

     Commencing on November 1, 2000, Westcore Trust will add a new investment portfolio - Westcore International Select Fund to this Agreement.

     In all other respects the Agreement continues in effect in accordance with its terms.
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     Please keep one signed original of this letter and return the remaining originals to:

     Westcore Trust
     Attn: Kristine Cook
     1225 17th Street, 26th Floor
     Denver, CO 80202

If you have any questions regarding the Agreement or Westcore Trust, please call Steve Wine or Kristine Cook at (800) 734-9378. Please address any legal concerns to Jasper Frontz at (303) 312-5044.


                                  Yours Truly,


                                  WESTCORE TRUST

                                  By: /s/ Jack D. Henderson
                                      -----------------------------
                                  Name:  Jack D. Henderson
                                  Title: Vice President
                                  Date:  September 1, 2000


ACCEPTED AND AGREED TO:

FIRST TRUST CORPORATION                        DENVER INVESTMENT ADVISORS LLC

By: /s/ Joanne Radmore Ratkai                  By: /s/ Jeffrey D. Adams
    -----------------------------                  -----------------------------
Name:  Joanne Radmore Ratkai                   Name:  Jeffrey D. Adams
Title: Vice President                          Title: Managing Director
Date:  September 26, 2000                      Date:  September 1, 2000